Sep-24-09

Memorandum of Understanding

Dated as of the 23rd day of September, 2009

By and between:
HOMI Industries Ltd, an Israeli company, whose address for the purposes of this MoU shall be Gav-Yam Centre, Building #3,  3rd Floor, 9 Shenkar Street, Herzliya Pituach 46725, Israel; Fax: 09-9728626, e-mail: jackronnel@my-homi.com, with a mandatory copy to Reif & Reif Law Offices, 17-4 Yitzchak Rabin Road, Bet Shemesh 99585, Israel, Fax: 02-9997993, e-mail: Mail@ReifLaw.com;  (“HOMI”);

And:
Best Bar Services Ltd, an Israeli company, No. 513982157, whose address for the purposes of notices sent under this MoU shall be HaHanit 19, Herzliya; Fax: 02-6232375, email: gidi@familygolan.com  (“Best Bar”);

Whereas:
HOMI is engaged, inter alia, in the outsource installation and operation of computerized minibars in hotels, whether in respect of its own, proprietary minibars, or by means of open-display computerized minibars manufactured by third parties; and

Whereas:	Best Bar has developed a proprietary open-display minibar system known as “Best-Bar” (the “Units”); and

Whereas:
The Parties are interested in outlining the terms of possible cooperation between them around the world in connection with the sale, installation, rent and/or outsource operation of the Units, all in accordance with and subject to the terms and conditions set forth herein; and,

Therefore, the Parties have made condition and agreed as follows:

1.	Completion of Unit Development

1.1
At Best Bar’s cost, and as soon as possible, Best Bar will: (i) complete the development and testing of the Units, so that they are fully functional, and will make some design improvements, primarily to the front and door of the Unit, in consultation with HOMI, in order to improve and upgrade the look and functionality of the Unit; (ii) obtain UL, FCC and any other necessary safety agency approvals for the Units, with HOMI’s assistance; and (iii) obtain licenses from the leading PMS companies (such as Fidelio) and make all other preparations in order to facilitate the installation and operation of Units in the USA and Europe. If Best Bar does not manage to comply with the above, then this will not amount to a cause of action against Best Bar unless Best Bar has misrepresented the situation to HOMI. Any developments and/or improvements and/or redesign of the door of the Units and the look of the Units and/or upgrades in relation to Units, that occur after the signing of this MoU, shall be available to Best Bar and HOMI alone, and no third party, including but not limited to Mr Dani Golan and any entity affiliated to him, shall have any access thereto, except for future electronic hardware, firmware and computer software if such developments or improvements were made by the Best- Bar's current electronic hardware and software suppliers - all of which shall belong exclusively to HOMI as of the acquisition.

2
MoU
HOMI Industries – Best Bar
Sep-24-09

2.	Business Model for Outsource Operation

From time to time, HOMI may elect, itself or by means of an affiliate, to purchase Units from Best Bar, in order for the Units to be installed in hotels, where HOMI will operate them for the hotel. The business model in such cases will be as outlined below.

2.1
The agreed base price of each Unit is $350, but HOMI will be entitled to purchase the Units for half of the base price, namely, $175, given its consent to share its operating profits with Best Bar, as stated in Section 2.6.

2.2	HOMI will pay to Best Bar one third of the $175 purchase price upon issue of a PO and the balance upon shipment of the Units, at which time title in the Units shall pass to HOMI.

2.3	The above prices shall remain effective at least until 31 December 2010. After that date, the base price may increase or decrease, depending on the costs of manufacture.

2.4	Best Bar will fully install the Units and all related equipment, hardware and software, in the first two hotels, at no cost, in order to train HOMI.

2.5
At future installations, after the first two hotels, Best Bar will deliver the Units to the hotels and will grant licenses for the software (renewable once a year), at its own expense. Best Bar will not pay for any office equipment. HOMI will charge Best Bar 50% of its direct installation costs, up to a maximum of $12 per Unit, and these costs will be deducted from Best Bar’s initial share in the profits from operation of the Units, as discussed below.

2.6
HOMI will operate the Units for the hotel, under the terms of an agreement between HOMI and the hotel. The profits from such operation, for as long as the units are being operated by Homi or any entity on her behalf, will be split monthly, 60% to HOMI and 40% to Best Bar, where “profits” means HOMI’s collection from the hotel, less cost of goods, labour, and 8% of the collection as a HOMI management fee. The duration of HOMI’s agreement with the hotel will be substantially in accordance with the clause attached as Exhibit A hereto, and any material changes to that clause will be by mutual consent of the Parties.

2.7
To secure Best Bar’s share of the profits as set forth in Section 2.6 above, HOMI will, immediately after installation of Units, cooperate with Best Bar to register a first-ranking fixed charge, in Best Bar’s favour, over those Units, as collateral against its obligations to Best Bar as set forth in this MOU, in an amount of $175 per Unit, which will be cancelled by Best Bar immediately following termination of operation of the Units at that installation. HOMI may elect to substitute the fixed charge with a bank guarantee.

2.8	HOMI will facilitate and give Best Bar remote access to the system's computer in order for Best Bar to be able to provide remote support, and give Best Bar full access to the system data.

2.9
Best Bar will be fully responsible at all times for the Units’ flawless functionality, other than routine maintenance, which is discussed below. To ensure this functionality, Best Bar will supply at its own cost whatever parts may be needed for replacements, including cooling unit or reworks. Upgrades and debugging which may be necessary will be at Best Bar’s cost.

2.10	With regard to routine maintenance of the Units, Best Bar will provide all necessary parts, at no cost, and HOMI will provide all necessary labour, at no cost.

2.11	HOMI shall be entitled to label and market the Units under the “HOMI” brand name.

3
MoU
HOMI Industries – Best Bar
Sep-24-09

2.12	Best Bar confirms that it has the ability and resources to invest in and manufacture up to 7,500 Units immediately.

2.13
If HOMI orders less than 1,000 Units per annum, Best Bar will have the right to terminate this MoU. Following the installation of at least 2,000 Units, either Party may request to renegotiate the above terms and, if mutually agreeable terms are not reached, then either Party may terminate this MoU on 4 months’ prior written notice.

2.14
HOMI will have the option, as distributor of Best Bar, to sell or rent Units to hotels around the world, after purchasing them from Best Bar at $350 per Unit, and may market and sell Units under the “HOMI” brand name. In a sale, the first $350 per Unit will be retained by HOMI, but any purchase price received in excess of $350 per Unit will be shared between HOMI (60%) and Best Bar (40%), and in a rental, HOMI will purchase the Unit from Best Bar for $175, and then all rental fees will be divided at the same 60/40 ratio. HOMI will service the Units sold or leased as above and purchase the spare parts at pre-agreed prices from Best Bar. For the purposes of meeting the 7,500 Unit threshold pursuant to Section 3 below, 40% of all Units sold or rented pursuant to this Section 2.13, up to a maximum of 3,000 Units, will go towards such threshold be (for example: if HOMI sells 3,000 Units, then 1,200 Units will be credited towards the 7,500 threshold).

2.15
If a hotel at which Units are operated by HOMI decides to purchase the used Units, then all proceeds from such sale will be distributed 60% to HOMI and 40% to Best Bar, provided however that if such purchase occurs within the first 3 years following installation, then it will be deemed an outright sale, in which the proceeds will be divided as for an outright sale, pursuant to Section 2.4 above.

2.16
Any termination of this MoU will not affect the agreements regarding the hotels in which Unit systems are already being operated pursuant to Sections 2.6 and 2.14 above, and said operation, including division of profits therefrom, shall continue on the same terms as before such termination.

3.	Option to Acquire Technology

At any time between the end of the third and fifth years following the first installation of Units under Section 2 above, provided that at least 7,500 Units shall have been so installed, HOMI will have the option, exercisable on written notice to Best Bar, to acquire all of Best Bar’s intellectual property rights in the Units, in which case the following provisions shall apply:

3.1
Best Bar will deliver to HOMI all of its data, technology, development, tooling, software, data-communication, licenses, production files, drawings, supply contracts and other information and items relating to the production and supply of the Units, and Best Bar represents and warrants that the foregoing shall constitute all items necessary for HOMI to seamlessly continue the production, installation, maintenance and operation of the Units, substantially in the manner previously conducted by Best Bar.

3.2
HOMI will then own all of Best Bar’s rights to manufacture and supply Units, instead of Best Bar, at HOMI’s discretion, provided however that a company owned by Mr Dani Golan shall continue to be entitled to independently purchase Units using the same technology and/or manufacturer as exist at the date hereof, but shall not have any entitlement to any developments and/or improvements, and/or redesign of the door of the Units and the look of the Units, that occur after the signing of this MoU, except for future electronic hardware, firmware and computer software if such developments or improvements were made by the Best- Bar's current electronic hardware and software suppliers - all of which shall belong exclusively to HOMI as of the acquisition.

3.3	After the acquisition, Best Bar will incur no further expenses related to the Units.

4
MoU
HOMI Industries – Best Bar
Sep-24-09

3.4
In case of a material breach of the provisions of this Section 3 by HOMI, which is not remedied within 90 days after HOMI’s receipt of a written notice, Best Bar will be entitled to cancel HOMI's exclusive rights to the technology as stipulated in section 3. In case of a material breach of the provisions of this Section 3 by Best Bar, which is not remedied within 90 days after Best Bar’s receipt of a written notice, HOMI will be freely entitled to use the technology, and Best Bar will lose its rights to further royalties under this Section 3.

3.5
In each year, for at least 5 years from the date of acquisition, and until such time that the cap stipulated in section 3.7 is reached, HOMI will pay Best Bar royalties as follows: for the first 3,000 Units that HOMI installs, but no less than 1,500 Units per year (whether or not installed), it will pay cash royalties of $61 per Unit to Best Bar as follows:

a.	an initial payment of $25 Unit, at the time of the shipment; and

b.	$1 per Unit per month for the 36 months immediately following completion of installation, for an additional $36 per Unit.

In the event that HOMI decides to discontinue the manufacturing of the Units, before reaching 20,000 Units, HOMI will notify Best Bar of the discontinuation of the manufacturing and of the payment of the royalties to Best Bar, and Best Bar will be entitled to cancel HOMI’s exclusive rights to the technology as stipulated in section 3.

3.6
For any additional Units, up to 2,000 Units, installed by HOMI during said year, over and above the first 3,000 for that year, the above royalties will be reduced to a single cash payment of $20 per Unit, payable at shipment. For any additional Units during said year, no royalties will be payable.

3.7	The total number of Units for which royalties will be payable, will be capped at 20,000 Units for the entire term of the MoU, beyond which cap no royalty will be payable.

3.8	Best Bar will be granted the option to purchase 500,000 HOMI shares at $0.50 per share, exercisable within 12 months of HOMI’s acquisition of the technology as above.

3.9
The acquisition will not affect the agreements regarding hotels in which Unit systems are already being operated pursuant to Sections 2.6 and 2.14 above, and said operation, including division of profits therefrom, shall continue on the same terms as before the acquisition.

3.10
Nothing in the foregoing will prevent Best Bar from continuing to provide its services to its existing customers as at the time of the acquisition and for this purpose Best Bar will be entitled to purchase from HOMI, Units, software, licenses and any replacements needed for the operation of the Units at the hotels where they were installed, according to a pre-agreed price formula.

3.11	Best Bar will be entitled to use the technology acquired by HOMI from Best Bar, for purposes unrelated to minibars and not in competition with HOMI products or services.

3.12
HOMI may in its discretion transfer or sell the technology acquired from Best Bar to any third party, provided that such action shall not prejudice or derogate from Best Bar’s rights pursuant to this MoU.

3.13	No more than once a year, Best Bar will have the right to review, at its own cost, HOMI's books in relation only to hotels at which Units are being operated under Sections 2.6 and 2.14 above.

4.	Confidentiality

The Parties will enter into a mutual NDA to protect their respective trade secrets.

5
MoU
HOMI Industries – Best Bar
Sep-24-09

5.	Miscellaneous

No Amendment to this MoU, or any part thereof, shall be valid or binding upon the Parties unless drawn up in writing and signed by both Parties. The Preamble, and any Appendices, Exhibits or Schedules to this MoU, constitute an integral part hereof. The headings used in this MoU are for convenience of reference only and will not be used in the construction of this MoU. Any use of the word “including” in this MoU shall be construed as meaning “including, without limitation”, unless expressly stipulated to the contrary. All pronouns contained herein, and any variations thereof, shall be deemed equally to refer to the masculine, feminine or neutral, singular or plural, as the context may require. No principle of construction against the drafter shall apply in any way to this MoU or any of the Exhibits, Appendices and/or Schedules attached hereto. No failure or delay on the part of any Party in exercising any right and/or remedy to which it may be entitled hereunder and/or by law shall operate as a waiver by that Party of any right whatsoever. No waiver of any right under this MoU shall be deemed as a waiver of any further or future right hereunder, whether or not such right is the same kind of right as was waived in a previous instance. In case any provision of the MoU shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and shall continue in full force and effect. This MoU constitutes the entire agreement between the Parties with respect to the subject matter hereof and replaces any previous agreements between the Parties, if at all, whether written or verbal, pertaining to any of the subject-matter hereof. This MoU shall be deemed to have been made and concluded in Israel and the construction, validity and performance of this MoU shall be governed by the laws of Israel without giving effect to the conflicts of law principles thereunder. By their execution hereof, the parties irrevocably agree to submit all disputes arising hereunder to the jurisdiction of the competent courts of Tel-Aviv, Israel. Notices sent by one Party to the other under this MoU will be sent by registered mail to the addresses specified in the Preamble, delivered by hand, transmitted by fax, or sent by e-mail or other electronic means of communication and will be deemed to have reached their destination within 3 days of being deposited with the Post Office for dispatch as registered mail (7 days in the case of air mail), upon actual delivery when delivered by hand, and upon receipt of the recipient’s confirmation of receipt when sent by fax, e-mail or other electronic means of communication. This MoU may be executed in any number of counterparts, in original or by facsimile, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

In witness whereof the Parties have executed this

MoU on the date first above written:
_______________________________ HOMI Industries Ltd	________________________________ Best Bar Services Ltd